UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2010

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On March 19, 2010, the Florida Gaming Corporation (the “Company”), a Delaware corporation, and Florida Gaming Centers, Inc., a Florida corporation 100% of the stock of which is owned by the Company, were served with a complaint (the "Complaint") by Isle of Capri Casinos, Inc. ("Isle").  The Complaint seeks to foreclose on a mortgage granted to Isle in connection with a Note and related instruments dated December 31, 2008.   As reported in the Company's Current Report on Form 8-K filed on January 7, 2010, the Company is indebted to Isle in the principal amount of Three Million Dollars ($3,000,000) pursuant to the Note and related instruments dated December 31, 2008. Under the Note and the related instruments, the Company was required to pay to Isle the $3,000,000 principal amount, plus any accrued but unpaid interest, on December 31, 2009.  The Company did not make the required December 31, 2009 payment to Isle.  That failure constituted an Event of Default under the Isle Documents.  The mortgage granted to Isle in connection with the Note affects Center's real property located at 1750 S. King's Highway, Ft. Pierce, Florida, and all buildings, structures, fixtures and improvements located thereon.  The Company has engaged counsel to respond to the Complaint and intends to vigorously defend itself against Isle’s lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: March 24, 2010	By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman and CEO